UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2013

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders.

On May 22, 2013, the annual meeting of shareholders (the “Annual Meeting”) of Cubic Energy, Inc. (the “Company”) was held.  At the Annual Meeting, the Company’s shareholders voted on four proposals and cast their votes as described below.  The proposals are described in the Company’s definitive proxy statement on Schedule 14A as filed with the Securities and Exchange Commission on April 22, 2013.

Proposal One.  Six directors were elected to serve until the Company’s next annual meeting and until their respective successors have been elected and qualified.  The vote for such directors was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Calvin A. Wallen, III	19,366,923	16,088,192	34,474,841
Gene C. Howard	19,650,803	15,804,312	34,474,841
Bob L. Clements	19,647,623	15,807,492	34,474,841
Jon S. Ross	19,625,637	15,829,478	34,474,841
David B. Brown	19,647,807	15,807,308	34,474,841
Paul R. Ferretti	19,648,707	15,806,408	34,474,841

Proposal Two.  The shareholders ratified the appointment of Philip Vogel & Co., PC as the Company’s independent registered public accountant for the Company’s fiscal year ending June 30, 2013, by the following vote:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
54,733,598	14,950,887	245,471	0

Proposal Three.  The proposal to approve, on an advisory basis, named executive officer compensation was approved based upon the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
19,338,803	16,067,295	49,017	34,474,841

Proposal Four.  The shareholders voted, on an advisory basis, to hold future advisory votes on named executive officer compensation as follows:

Every Year	Every Two Years	Every Three Years	Votes Abstained	Broker Non-Votes
34,085,604	35,735	238,917	1,094,859	34,474,841

In connection with the Annual Meeting, the Board of Directors of the Company (the “Board”) had recommended that shareholders vote to hold future advisory votes to approve the compensation of the Company’s named executive officers on an annual basis.  In light of such recommendation and considering the support for an annual vote as reflected in the above voting results, the Board, on May 22, 2013, determined that the Company will hold future advisory votes to approve the compensation of the Company’s named executive officers annually, until otherwise determined by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2013	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon S. Ross, Secretary